UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2025

OMNIQ CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40768	20-3454263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

696 West Confluence Ave.

Murray, UT 84123

(Address of Principal Executive Offices) (Zip Code)

(801) 733-2222

(Registrant’s telephone number, including area code)

1865 West 2100 South, Salt Lake City, UT 84119

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	OMQS	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement.

On December 8, 2025, the Registrant entered into an agreement with a group of accredited investors to purchase an aggregate of 9,500,000 unregistered shares of Common Stock and/or pre-funded warrants. The Company raised an aggregate of $950,000 in the offering based on a price of $0.10 per share. Shai Lustgarten, the Company’s Chief Executive Officer, purchased an aggregate of 1,500,000 pre-funded warrants for a total of $150,000. The form of Subscription Agreement is attached as Exhibit 10.1 hereto.

Item 3.02 Recent Sale of Unregistered Securities

Pursuant to the Subscription Agreements discussed in Item 1.01, the Company issued an aggregate of 9,750,000 shares and/or pre-funded warrants. In total, the Company sold 2,750,000 shares and 6,750,000 pre-funded warrants. The form of pre-funded warrant is attached as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Subscription Agreement dated December 8, 2025.
10.2	Form of pre-funded warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNIQ CORP.

Date: December 8, 2025	By:	/s/ Shai Lustgarten
Shai Lustgarten
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board